UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2013

DFC Global Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Between December 18, 2013 and December 20, 2013, DFC Global Corp. (together with its subsidiaries, the "Company") terminated the cross-currency swaps which its Canadian subsidiary, National Money Mart Company ("NMM") had entered into in order to hedge the U.S. Dollar exposure associated with the $600.0 million senior unsecured notes issued by NMM. The termination of the swaps was effected pursuant to negotiated transactions with the respective counter-parties to such swaps. The Company will receive net proceeds in the aggregate amount of approximately $38.8 million as a result of the terminations. The Company intends to use the proceeds to repay outstanding balances on its global revolving credit facility.
The Company also issued a press release to announce its termination of the cross-currency swaps. A copy of the press release, which was issued on December 23, 2013, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DFC Global Corp.

December 23, 2013	By:	William M. Athas

Name: William M. Athas
Title: Senior Vice President of Finance and Corporate Controller

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Exhibit Index

Exhibit No.	Description

99.1	Press Release